UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2023, Clear Channel Outdoor Holdings, Inc. (the “Company”) and Brian Coleman, Chief Financial Officer of the Company, entered into an amended and restated employment agreement (the “Amended and Restated Employment Agreement”), effective as of April 1, 2023 (the “Effective Date”). As of the Effective Date, the Amended and Restated Employment Agreement will supersede the existing employment agreement between the Company and Mr. Coleman, effective May 1, 2019.

The initial term of the Amended and Restated Employment Agreement ends on March 31, 2026 and will be automatically extended for additional two-year periods, unless the Company or Mr. Coleman gives prior written notice of non-renewal between September 1 and October 1 prior to the end of the then-applicable employment term.

Pursuant to the Amended and Restated Employment Agreement, Mr. Coleman will (i) receive a base salary at an annualized rate of $700,000, (ii) be eligible to receive an annual performance bonus with a target of 100% of his annual base salary and (iii) beginning in the 2023 calendar year, be eligible for an annual equity incentive grant with an annual target value of $1,350,000, but in no event will the grant date fair value of any such award be less than $300,000.

If the Company terminates Mr. Coleman’s employment without “cause” (as defined in the Amended and Restated Employment Agreement), if it does not renew the Amended and Restated Employment Agreement or if Mr. Coleman resigns for “good cause” (as defined in the Amended and Restated Employment Agreement), Mr. Coleman will receive his accrued and unpaid base salary through the termination date, unpaid prior year bonus, if any, any business expenses incurred but not yet reimbursed, and any payments required under applicable employee benefit plans, equity plans or award agreements (collectively, the “Accrued Obligations”). In addition, if Mr. Coleman timely executes and does not revoke a severance agreement and general release of claims in favor of the Company in a form satisfactory to the Company, Mr. Coleman will receive (a) his base salary payable over a 12-month period (the “Company Termination Severance Payments”, and such period, the “Company Termination Severance Pay Period”), and (b) a pro rata portion of the annual bonus for the calendar year of Mr. Coleman’s termination, calculated based upon actual performance and pro-rated to reflect Mr. Coleman’s period of employment during the performance period through the date of termination, and payable, if at all, pursuant to the plan in effect during the termination year. In addition, notwithstanding anything to the contrary set forth in any equity award agreements between the Company and Mr. Coleman (except in circumstances where treatment more favorable to Mr. Coleman is provided in any such equity award agreement), (x) any unvested equity awards granted prior to the Effective Date will vest in full on the date of termination; (y) any unvested time-vesting equity awards granted after the Effective Date which are scheduled to vest within the 12 month period following the date of termination will vest in full on the date of termination; and (z) any outstanding and unvested performance stock units granted after the Effective Date will vest as follows: (i) one-third of the target number of shares underlying the performance share units will be eligible to vest if the date of termination is before the date that is two years prior to the vesting date, (ii) two-thirds of the target number of shares underlying the performance share units will be eligible to vest if the date of termination is on or after the date which is two years prior to the vesting date but before the date that is one year prior to the vesting date and (iii) 100% of the target number of shares underlying the performance share units will be eligible to vest if the date of termination is on or after the date that is one year prior to the vesting date. The portion of the performance share units eligible to vest will remain outstanding and eligible to be earned at the end of the applicable performance period based on the relative total shareholder return performance (or applicable performance metric) as outlined in the applicable award agreement, and if earned, will then be distributed to Mr. Coleman within 60 days.

If Mr. Coleman gives notice of non-renewal of the Amended and Restated Employment Agreement, Mr. Coleman will receive the Accrued Obligations. If the termination date is before the end of the then current employment period, subject to Mr. Coleman’s timely execution and non-revocation of a release, the Company will continue to pay Mr. Coleman an amount equal to his pro-rata base salary through the end of the then current employment period (such payments, the “Employee Non-Renewal Severance Payments” and such period, the “Employee Non-Renewal Severance Pay Period” and together with the Company Termination Severance Payments and the Company Termination Severance Pay Period, respectively, the “Severance Payments” and the “Severance Pay Period”).

If Mr. Coleman breaches any post-employment obligations or covenants, is hired or engaged by any competitor of the Company during any Severance Pay Period or is rehired by the Company during any Severance Pay Period, the Severance Payments will cease.

The Amended and Restated Employment Agreement also contains a customary perpetual confidentiality covenant, as well as customary non-interference, non-solicitation and non-competition covenants that apply during employment and for the 12-month period thereafter.

The foregoing description of the Amended and Restated Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text and terms of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of March 7, 2023, by and between Clear Channel Outdoor Holdings, Inc. and Brian Coleman.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: March 9, 2023	By:	/s/ Lynn Feldman
Lynn Feldman
Executive Vice President, Chief Legal Officer and Corporate Secretary